                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                      THE BORON, LEPORE & ASSOCIATES, INC.
                              AMENDED AND RESTATED
                        1996 STOCK OPTION AND GRANT PLAN


          WHEREAS, on April 25, 1998 the Board of Directors voted to increase the base number of shares reserved for issuance under the Plan by 1,000,000 shares and to increase the number of shares for which incentive options may be issued under the Plan by 1,000,000 shares; and

          WHEREAS, the Stockholders of the Company approved such amendments at the 1997 Annual Meeting of Stockholders of the Company held on June 4, 1998.

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Section 3(a)(i) - The reference to 3,000,000 shares is deleted substituting therefor "4,000,000 shares."

          2. Section 3(a)(ii)- The reference to 3,000,000 shares is deleted and substituting therefor "4,000,000 shares."

          3. Except as otherwise amended herein, the Plan is hereby affirmed in all other respects.

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name as of this June 4, 1998.


                                          /s/ Patrick G. LePore
                                          ------------------------
                                          Patrick G. LePore
                                          Chairman and Chief Executive Officer


                                      6